EXHIBIT 99.29 SERVICING AGREEMENT AAAC

         This SERVICING AGREEMENT (as amended, modified or restated from time to time, the "Servicing Agreement") is made as of May 25, 2000 (the "Effective Date"), by and between ALL AMERICAN ACCEPTANCE CORP., a Florida corporation ("AAAC"), and AUTOFUND SERVICING, INC., a Texas corporation ("AFSI").

                                    RECITALS

         A. AAAC is the owner and holder of a portfolio of motor vehicle retail installment sale contracts, some of which are secured by new or used motor vehicles (the "Sales Contracts"), which Sales Contracts are identified on A Schedule 1 hereto.

         B. The Obligor under each Sales Contract is in default in the Obligor's obligating under the Sales Contract, including the payment of the principal and interest due under the Sales Contract.

         C. AAAC and AFSI desire to enter into an agreement pursuant to which AFSI will manage, administer and service the Receivables (as defined below), make collection and repossession calls, liquidate motor vehicles securing the Sales Contracts and collect any deficiencies existing under the Sales Contracts.

         NOW THEREFORE, in consideration of the covenants and conditions contained in this Servicing Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         Section  1.01.  Defined  Terms.  Capitalized  terms  contained  in this
Servicing Agreement without definitions have the following meanings, and the definitions of such terms are equally applicable to both the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

             "Affiliate" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition of "Affiliate", the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a Person, whether through the ownership of voting securities, by contract of otherwise.

             "Business Day" means any day other than (i) a Saturday or Sunday, or (ii) another day on which banking institutions in the State of Texas are authorized or obligated by law to be closed.

             "Certificate of Title" means with respect to any Financed Vehicle, the certificate of title (or other evidence of ownership) issued by the department of motor vehicles, or other appropriate governmental body, or the state in which the Financed Vehicle is registered or is to be registered, showing the Obligor as owner with either notation of the first lien of AAAC, or such other status indicated thereon which is necessary to perfect the security interest of AAAC in the Financed Vehicle as a first priority interest.

             "Collateral" means a Financed Vehicle and any other property in which a lien has been created in favor of AAAC

             "Collection Account" means such bank account designated to AFSI in writing as the Collection Account by AAAC which, as of the Effective Date, is the bank account identified on Schedule 2 attached hereto.

             "Collection Fees" has the meaning set forth in Section 2.02(d).

             "Collection Period" means a calendar month.

             "Collections" has the meaning set forth in Section 3.01(a).

             "Credit Application" means the credit application completed by the Obligor in order to request financing for the Obligor's purchase of the Financed Vehicle.

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             "Dispute   Resolution   Procedure"  means  the  Dispute  Resolution
Procedure attached hereto as Annex E.

             "Documents" means with respect to each Receivable if available, (i) the original Certificate of Title or proof of lien perfection; (ii) the executed Original Purchase Contract with original signatures; (iii) a copy of the dealer invoice and invoices for any additional equipment included in such contract,
(iv) a copy of the original signed Credit Application; (v) verification that AAAC was the loss payee, additional insured, or lien holder with respect to the Insurance Policies (including policy number); (vi) a copy of the "Report of Sale", "Guaranty of Title" or other comparable document executed by the seller dealer which has been forwarded to the appropriate department of motor vehicles;
(vii)  copies  of:  (a)  credit  bureau  reports,   (b)  the  completed   credit
investigation form, (c) the completed verification of employment and income forms, (d) Obligor references, and (c) the credit scoring sheet; (viii) the applicable funds disbursement invoice or listing; (ix) a certificate for each type of Insurance Policy purchased by Obligor; (x) AAAC's loan process or "deal structure" sheet, (xi) a "fact sheet" from the dealer, (xii) a copy of the "Credit Life Insurance Policy", if any, and the "Credit Disability Insurance Policy", if any, on the Obligor relating to the Financed Vehicle; (xiii) a copy of the "Vehicle Invoice", if applicable; (xiv) other documents, or copies, as applicable, that may be reasonably required in the ordinary course of business with respect to the enforceability of the Obligor's obligations, and (xv) all other records, files, and documents, whether consisting of paper or computerized or in some other form, which relate specifically to the applicable Receivable, Obligor or the Financed Vehicle or associated rights under the Receivable, including, without limitation, instruments, documents, correspondence and memoranda generated by or coming into the possession of AFSI (including, but not limited to, insurance premium receipts, ledger sheets, payment records, insurance claim files, correspondence and current and historical computer data files) that are required to document or service any Receivable.

             "Effective Date" has the meaning set forth in the first paragraph hereof

             "Financed Vehicle" means a new or used automobile, sport utility vehicles or light-duty trucks and all accessions thereto comprising the Collateral, securing an Obligor's indebtedness under a Receivable that is being serviced by AFSI hereunder. Beside each Sales Contract on Schedule 1 is an indication whether or not, as of the Effective Date, there is a Financed Vehicle for such Sales Contract.

             "Indebtedness" means, as applied to any Person at any time, (i) all indebtedness, monetary obligations or other monetary liabilities of such Person
(a) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any unpaid accrued interest, fees and charges relating thereto, (b) with respect to letters of credit issued for such Person's account, (c) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (d) in respect of capital leases or (e) in respect of guaranties in connections with any of the foregoing; (ii) all indebtedness, monetary obligations or other monetary liabilities of such Person secured by a lien on any property of such Person whether or not such indebtedness, monetary obligations or monetary liabilities are assumed by such Person; (iii) all preferred stock subject to mandatory redemptions; (iv) all indebtedness, monetary obligations or other monetary liabilities of such Person under, inconnection with or relating to a securitization facility; and (v) all contingent contractual monetary obligations with respect to any of the forgoing.

             "Insurance Policies" means any credit life, disability, warranty, collision, comprehensive or other insurance policy that insures a Financed Vehicle and shall include any Required Borrower Insurance.

             "Lien"  means  a  security  interest,   lien,  charge,   pledge  or
encumbrance of any kind.

             "Liquidation Proceeds" means, with respect to any Receivable, all funds, collections and proceeds collected from whatever source in respect thereof or on the related Financed Vehicle (including, but not limited to, all proceeds of sale or other disposition, collections, insurance proceeds, dealer recourse and third party originator recourse).

             "Obligor" means, with respect to a Receivable, the purchaser of the Financed Vehicle, each co-purchaser, co-signer and guarantor, or any other Person Responsible or potentially responsible for payments under the Receivable.

             "Original Purchase Contract" means with respect to each Receivable, the original contract, together with the original of any and all modifications, amendments or assignments with respect thereto.

             "Outstanding Principal Balance" means the unpaid principal balance of a Receivable as of a certain date, which amount shall, to the extent permitted by applicable law, (i) included accrued but unpaid premiums for any Insurance Policies with respect to the Receivable, (ii) include accrued, but unpaid, finance charges, fees or other charges related to the Receivable, but
(iii) not include any unearned finance charges, fees or other charges related to the Receivable.

             "Person" means (i) any individual, corporation, estate, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or other entity.

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             "Receivable"  means (i) a Sales Contract and (ii) the Documents and the Insurance Policies related thereto.

             "Reimbursable Expenses" has the meaning set for the in Section 2.08(b).

             "Required Borrower Insurance" means any casualty and any other insurance an Obligor is required to obtain pursuant to the terms of a Receivable.

             "Sales Contract" has the meaning set forth in Recital A.

             "Service Provider" means any Person who provides AFSI with any of the services to be provided by AFSI pursuant to this Servicing Agreement.

                                   ARTICLE II

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 2.01. Appointment of AFSI

             (a) AAAC hereby appoints, effective on the Effective Date, AFSI to manage, administer and service the Receivables, make collections on the Receivables, lawfully take possession of Financed Vehicles, sell or otherwise dispose of such Financed Vehicle as allowed by applicable law, collect any deficiencies existing under the Sales Contracts, as specified herein, and to otherwise perform the duties of AFSI set forth herein. AFSI accepts such appointment effective as of the Effective Date on the terns and conditions of this Servicing Agreement. In performing its duties hereunder, AFSI shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable, within the terms of this Servicing Agreement, the Collection Policy and applicable laws. In the performance of its duties hereunder, AFSI shall be an independent contractor acting on its own behalf in its own name and for its own account. It shall have no authority, express or implied, to act in any manner or by any means for or on behalf of AAAC in any capacity other than as an independent contractor. Neither this Servicing Agreement nor any of the activities contemplated hereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship between AFSI and AAAC. Notwithstanding the foregoing provision of this Section 2.01, pursuant to express provisions of this Servicing Agreement, AFSI may be authorized or directed to take certain actions on behalf of, in the name of, or for the direct benefit of AAAC, provided that, in the taking of such action, AFSI shall comply with all applicable laws and continue to be acting as an independent contractor. AFSI shall perform all of its obligations under this Servicing Agreement at its own expense.

             (b) The appointment of AFSI pursuant to Section 2.01 shall be for term commencing on the Effective Date and ending, unless earlier terminated pursuant to the provisions of Sections 5.03, 5.04 or 6.02 on the Expiration Date.

         Section 2.02. Collection of Receivables.

             (a) AFSI shall be responsible for collecting and shall take all action necessary to collect the Outstanding Principal Balance on all Receivables, including, without limitation, locating the Obligors and Financed Vehicles, repossessing Financed Vehicles, filing and prosecuting lawsuits to collect any deficiencies on the Receivables, and collecting on judgments and settlements relating to the Receivables. In no event shall the Outstanding Principal Balance of a Receivable be reduced, except by the amount of any Liquidation Proceeds received, partial payments by an Obligor or in connection with a settlement in full of a Receivable as provided in the following sentences. AFSI shall have the ability to settle any account in full that does not result in a reduction of greater than 50% of the then Outstanding Principal Balance of the applicable Receivable. AFSI shall obtain the prior written approval of AAAC for any amount over the limit. Additionally, any settlement of an account that would provide for payments in tow or more installments rather than a single lump sum payment shall require the prior written approval of AAAC.

             (b) AFSI shall provide sufficient  staffing and telephone lines to:
(i) quote payoffs to requesting Obligors verbally and in writing, (ii) answer billing questions and (iii) reasonably respond to any other written or telephonic inquiries by Obligors or AAAC relating to the Receivables.

             (c) AFSI will, consistent with the standard of care required by this Servicing Agreement and Applicable law, act with respect to the Receivables and the Collateral in such manner as will, in the reasonable judgment of AFSI, maximize the benefits to be received by AAAC with respect thereto. Notwithstanding the foregoing or anything herein or in the Collection Policy to the contrary, in performing its duties hereunder, AFSI shall, and shall cause all Service Providers to, comply with the terms and provisions of this Servicing Agreement, the Collection Policy and all applicable laws (including, without


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

limitation, all consumer protection laws, all finance laws and all debt collection laws). If there is a conflict between the terms and provisions of this Servicing Agreement, the Collection Policy and applicable law, AFSI shall, upon providing written notice to AAAC, comply with applicable law. AFSI shall obtain and provide to AAAC a signed written statement from each Service Provider stating that such Service Provider will comply with the terms and provisions of this Servicing Agreement and all applicable law (including, without limitation, all consumer protection laws, all finance laws and all debt collection laws) and such Service Provider is experienced and knowledgeable in providing the services the Service Provider has been requested to perform.

         Section 2.03. Repossession of Financed Vehicles. AFSI shall use its reasonable best efforts, consistent with applicable law, to repossess or otherwise convert the ownership of the Financed Vehicle securing each Receivable. None of AFSI nor its Affiliates, agents, employees or their relatives, shall be allowed to purchase a Financed Vehicle being foreclosed upon, except through an open auction procedure. All sales shall be for cash.

         Section 2.04. Maintenance of Security Interests in Financed Vehicles and Receivables. Provided that AFSI or any Service Provider is aware of facts which indicate a need to take such sections as described below, AFSI shall, consistent with the standard set forth in Section 2.02(c), take such actions as ae necessary to maintain the continuing perfection and priority of AAAC's right, title and interest in the Receivables and the Collateral, including, but not limited to, obtaining the execution and the registering, re-registering, recording, re-recording, filing, and refilling of all security agreements, Certificates of Title, cautionary financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the Obligors under the respective Receivables. AAAC authorizes AFSI to re-perfect or cause the re-perfection of such security interests on its behalf.

         Section 2.05. Reports Provided by AFSI Reports Provided by AFSI. AFSI will provide to AAAC such reports relating to the Receivables as noted in Annex C at the times and in the form specified therein. AFSI shall also provide AAAC such reasonable additional reports as may be requested in writing by AAAC within the time set forth in such request (such time not to be less than five (5) Business Days), but any increase in the number of reports or reporting frequency requested from that provided on Annex C may require a reasonable additional fee based on a time and material basis to be agreed to by AAAC and AFSI based on the specific requests of AAAC. Each report shall be certified by an officer of AFSI as being complete, true and correct in all material respects, and, in addition to any other requirements, shall have a line item setting forth the cumulative total for the relevant category in the report.

         Section 2.06. Servicing Fee

             (a) Each month during the term of this Servicing Agreement, AAAC shall pay AFSI fifty percent (50%) of the Collections (the "Servicing Fee").

             (b) The Servicing Fee and for the immediately preceding Collection Period shall be paid by AAAC to AFSI by the later of the fifteenth (15th) day and the thirtieth (30th) day of the calendar month and five (5) Business Days after AFSI delivers to AAAC each of the following: (i) the AFSI Certificate for such Collection Period pursuant to Section 2.07 below and (ii) the monthly reports required by Section 2.05.

         Section 2.07. AFSI Certificates. AFSI shall deliver to AAAC, on or prior to the tenth (10th) day of each month, an AFSI Certificate substantially in the form provided in Annex D hereto (the "AFSI Certificate").

         Section 2.08.  Costs and Expenses.

         All fees, costs and expenses incurred or paid by AFSI in carrying out its obligations and duties hereunder shall be paid by AFSI and AFSI shall be responsible for paying all fees, costs and expenses incurred or paid by or to any Service Provider.

         Section 2.09. Responsibility for Insurance Policies, Processing of Claims Under Insurance Policies.

             (a) AFSI shall maintain originals or good and legible copies of all Documents obtained in performing its duties hereunder with respect to each Receivable and, if applicable, the Financed Vehicle related thereto. AFSI shall keep satisfactory books and records pertaining to each Receivable and shall make periodic reports in accordance with this Servicing Agreement. Such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by applicable laws, regulations or decrees. All documents. Whether developed or originated by AFSI or not, reasonably required to document or to properly administer any Receivable shall remain at all times the property of AAAC, and AFSI shall hold such documents in trust for AAAC. AFSI shall not acquire any property rights with respect to any Receivable or any Document
(including, without limitation, any possessory Lien with respect to any Receivable or any Document), and shall not have the right to possession of them except pursuant to the terms of this Servicing Agreement. AFSI shall respond to all third party inquires concerning ownership of the Receivables by indicating that the Receivables are the property of AAAC, and, if applicable, subject to a Lien in favor of AAAC. AFSI shall bear the entire cost of restoration or replacement of any Document that is damaged, lost or destroyed while in AFSI's or a Service Provider's possession or under AFSI's or a Service Provider's control.


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

             (b) AFSI hereby agrees that the computer files and other physical records of the Receivables maintained by AFSI will bear an indication reflecting that the Receivables are owned by AAAC and are subject to a Lien in favor of AAAC.

         Section 2.11. Records. AFSI shall maintain or cause to be maintained such books of account and other records as will enable AAAC to determine the status of each Receivable. The foregoing shall not reduce or preclude in any way AFSI's obligations to prepare and submit the reports required by the Servicing Agreement.

         Section 2.12. Inspection

             (a) At all times during the term hereof, AFSI shall afford AAAC and its authorized agents and representatives, upon not less than 24 hours notice, reasonable access during normal business hours to the all records relating to the Receivables. The examination referred to in the Section 2.12 will be conducted in a manner which does not unreasonably interfere with AFSI's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination, AAAC and its authorized agents and representatives may, using generally accepted audit procedures, verify (1) the status of each Receivable and review the Documents and other records relating thereto for conformity to reports prepared pursuant to Section 2.05 or otherwise, and (2) AFSI's compliance with this Servicing Agreement. Nothing in this section shall affect the obligation of AFSI to observe any applicable law prohibiting disclosure of information regarding Obligors, and the failure of AFSI to provide access to information as a result of such obligation shall not constitute a breach of this Section 2.12. AFSI's obligations under this Section 2.12 shall be to provide access to records related to the Receivables, ensure that such records are in reasonable order, and to respond to questions related to such records. AFSI shall not be compensated for providing such services or for otherwise facilitating any such reasonable inspections. Any other expense incident to the exercise by AAAC of any right under this Section 2.12 (including without limitation copying costs and third party fees and costs) shall be borne by AAAC provided, however, that AFSI shall provide such services to AAAC at AFSI's actual cost.

             (b) At no additional charge, not more frequently than monthly, AFSI will, at AAAC's request, provide AAAC with a data extract disk, in a format requested by AAAC, containing detailed information, in form and substance acceptable to AAAC, relating to the status of each Receivable and the collection activity on the Receivables for the periods identified by AAAC.

         Section 2.13  Enforcement.

             (a) If AFSI determines that a lawsuit is necessary to collect on the Receivables, AFSI shall sue to enforce or collect upon the Receivables and the Insurance Policies (including unpaid claims), in its own name, if possible, or as agent for AAAC. If AFSI commences a legal proceeding t enforce a Receivable or and Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the Receivable and the related rights under the Insurance Policies by AAAC to AFSI for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that AFSI may not enforce a Receivable or an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Receivable or the Insurance Policy, AAAC shall, at AFSI's request, assign the Receivable or the Insurance Policy to AFSI for the limited purpose of enforcing the Receivable, or the Insurance Policy, or to take such steps as AAAC deems necessary to enforce the Receivable or the Insurance Policy, including bringing suit in AAAC's name. Except as provided in Section 2.08 (b), AFSI shall not be entitled to reimbursement for expenses paid in connection with enforcement or collection activities with respect to the Receivables pursuant to this Section 2.13. Assignment of a Receivable shall not effect the allocation of any Collections received with respect to such Receivable and all such Collections shall be deposited to the Collection Account in accordance with this Servicing Agreement and allocated between AAAC and AFSI as if no such assignment had been made.

             (b) AFSI shall exercise any rights of recourse against third Persons that exist with respect to any Receivable in accordance with AFSI's usual practice, the standard of care required by this Servicing Agreement and applicable law. In exercising such recourse rights, AFSI is hereby authorized on AAAC's behalf to reassign the Receivable and to deliver the Certificate of Title to the Financed Vehicle to the Person against whom recourse exists at the price set forth in the document creating the recourse.

             (c) Without the express written consent of AAAC, AFSI may not permit any waiver, release, rescission or cancellation of any Receivable nor may it take any action with respect to any Receivable or Collateral that would materially impair the rights of AAAC therein or in the proceeds thereof.


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

                                  ARTICLE III

                       COLLECTIONS AND INSURANCE COVERAGE

         Section 3.01. Collections. Each Business Day, AFSI shall deposit into the Collection Account, all funds for payments made by or on behalf of an Obligor and received by or on behalf of AFSI, including, without limitation, all actual payments, insurance proceeds, recoveries, settlement payments, collections, all proceeds relating to the repossession or disposition of the Financed Vehicles (including without limitation Liquidation Proceeds) and all payments or other amounts, if an made by or on behalf of an Obligor and received by AFSI with respect to any Receivable (the "Collections").

         Section 3.02. Insurance Coverage. AFSI shall maintain, at its own expense, a crime insurance policy or fidelity bond, with broad coverage with responsible companies on all officers, employees or other Persons acting on behalf of AFSI in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables, including, without limitation, the Service Providers. Any such insurance shall protect and insure AFSI against losses for dishonest acts of such Persons and shall be maintained in a form that would meet the requirements of prudent institutional auto loan servicers and in an amount of not less than $10,000 per occurrence with no deductible. Additionally, AFSI shall maintain, at its own expense, such other insurance policies with responsible companies in such limits and with such deductibles as would be maintained by a reasonable prudent operator of a business performing the services to be performed by AFSI hereunder. AAAC shall be named as an additional named insured on each policy and as loss payee and as an additional insured on the crime insurance policy. Additionally, each insurance policy shall provide that it may not be cancelled or modified without thirty (30) days prior written notice to AAAC. On the Effective Date, AFSI will provide AAAC a certificate of insurance evidencing each such insurance policy and within 5 days of the issuance of any new policy or the reissuance of any existing policy, AFSI will provide AAAC a certificate of insurance evidencing such policy, in each case, as required above, identifying AAAC as an additional named insured and as loss payee.


                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 4.01. Representations and Warranties of AFSI. AFSI hereby makes the following representations and warranties to AAAC. These representations and warranties are made as of the execution of this Servicing Agreement as being true and correct at the time and at all times thereafter while AFSI has obligations pursuant to this Servicing Agreement.

             (a) Due Organization and Good Standing. AFSI is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, with power and authority to own its properties and to conduct its businesses as such properties are owned and such businesses are presently conducted. AFSI is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of their activities makes such qualification necessary.

             (b) Power and Authority. AFSI has the power and authority to execute and deliver this Servicing Agreement and to carry out its terms; and the execution, delivery and performance of this Servicing Agreement have been duly authorized by AFSI by all necessary corporate action.

             (c) Binding Obligations. This Servicing Agreement shall constitute a legal, valid and binding obligation of AFSI enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding inequity or at law.

             (d) No Violation. The consummation of the transactions contemplated by this Servicing Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms, and the provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization or by-laws of AFSI, or to the best of AFSI's knowledge, after reasonable investigation, any indenture, agreement or other instrument to which AFSI is a part of by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Servicing Agreement); nor violate any law or, to the best of AFSI's knowledge, any order, rule or regulation applicable to AFSI of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over AFSI or any of its properties.

             (e) No Proceedings. There are no proceedings or investigations pending or, to AFSI's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over AFSI or any of its properties (a) contesting the validity of this Servicing Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by this Servicing Agreement, or (c) seeking any determination or ruling that might materially and adversely affect the performance by AFSI of its obligations under, or the validity or enforceability of, this Servicing Agreement.

             (f) Experience. AFSI is experienced and knowledgeable in providing the services it has agreed to provide and will provide under this Servicing Agreement and will only employ Service Providers who are experienced and knowledgeable in providing such services.

             (g) Former Directors and Officers of AAAC. No former officer of director of AAAC (or a predecessor of AAAC) is employed or otherwise a party to an agreement with AFSI or an Affiliate of AFSI, to the knowledge of AFSI, no former officer or director of AAAC (or a predecessor of AAAC) is employed or otherwise a party to an agreement with a Service Provider of an Affiliate of a Service Provider; and no former officer of director of AAAC (or a predecessor of AAAC) has any equity interest in or the right or acquire any equity interest in AFSI or a Service Provider.

         Section 4.02. Representations and Warranties of AAAC. AAAC hereby makes the following representations and warranties to AFSI. These representations and warranties are made as of the execution of this Servicing Agreement by AAAC as being true and correct at that time and at all times thereafter while AAAC has any obligations pursuant to this Servicing Agreement.

             (a) Due Organization and Good Standing. AAAC is a cooperation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are owned and such business is presently conducted. AAAC is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of Its properties or the nature of its activities makes such qualification necessary.

             (b) Power and Authority. AAAC has the power and authority to execute and deliver this Servicing Agreement and to carry out its terms; and the execution, delivery and performance of this Servicing Agreement have been duly authorized by AAAC by all necessary corporate action.

             (c) Binding Obligations. This Servicing Agreement shall constitute a legal, valid and binding obligation of AAAC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding inequity or at law.

             (d) No Violation. The consummation of the transactions contemplated by this Servicing Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms, and the provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization or by-laws of AAAX, or to the best of AAAC's knowledge, after reasonable investigation, any indenture, agreement or other instrument to which AAAC is a part of by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Servicing Agreement); nor violate any law or, to the best of AAAC's knowledge, any order, rule or regulation applicable to AAAC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over AAAC or any of its properties.

             (e) Permits and Licenses. AAAC has all necessary permits, license, consents, approvals, waiver, registrations and notifications necessary for the execution and performance of this Servicing Agreement by AAAC (including, without limitation, all permits, licenses, consents, approvals, waivers, registrations and notifications relating to any hardware, software or other intellectual property utilized or to be utilized by AAAC pursuant to this Servicing Agreement) and there has not been any revocation, withdrawal, termination, modification, cancellation, suspension or similar limitation of such permits, licenses, consents, approvals, waivers, registrations and notifications.

         Section 4.03. Standard of Care. In performing its duties and obligations hereunder and in making its judgments, determinations and decisions pursuant to this Servicing Agreement, AFSI will exercise that degree of skill and care consistent with the degree of skill and care that AFSI exercises with respect to similar motor vehicle retail installment sales contracts or loans owned and/or serviced by AFSI and that is consistent with prudent industry standards, policies and procedures AFSI applies with respect to similar motor vehicle retail installment contracts or loans owned or serviced by it; provided, however, that notwithstanding the foregoing, AFSI shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise required by applicable law or regulation, release or waive the right to collect the unpaid balance on any Receivable. In performing its duties and obligations hereunder, AFSI shall maintain all state and federal licenses, permits and franchises necessary for it to perform its responsibilities hereunder, and shall not impair the rights of AAAC in the Receivables and ally other property in which AAAC has an interest.

         Section 4.04. Survival of Representation and Warranties. The representations and warranties set forth in this Article IV are continuous and shall survive the termination of this Servicing Agreement. Upon discovery by either AFSI or AAAC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

         Section 4.05. Covenants of AFSI. AFSI hereby covenants to AAAC during the term of this Servicing Agreement:

             (a) In performing its duties and obligations hereunder and in making its judgments, determinations and decisions pursuant to this Servicing Agreement, AFSI will comply with all applicable state and federal laws, rules, and regulations. Notwithstanding anything herein to the contrary, to the extent applicable law, the Collection Policy and this Servicing Agreement conflict, AFSI shall comply with applicable law.

             (b) All payments received by AFSI with respect to the Receivables will be received in trust by AFSI for the benefit of AAAC and will be deposited into the Collection Account, as provided in Section 3.01.

             (c) Except as otherwise provided in the Collection Policy, AFSI shall (i) not release any Financed Vehicle securing any Receivable from the security interest granted in connection with such Receivable in whole or in part except in the event of payment in full by the obligor thereunder (or settlement pursuant to Section 2.02) or upon transfer of the Financed Vehicle to a successor purchaser of the vehicle following repossession by AFSI, (ii) not take any action or fail to take any actin which could materially impair or adversely affect the rights of AAAC in the Receivables or the Collateral, (iii) except as provided in Sections 2.02 and 2.03, not sell, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, the Collateral or any interest therein, (iv) defend the right, title and interest of AAAC in, to and under such Receivables and Collateral, against all clams of third parties claming through or under AFSI, (v) deposit into the Collection Account all payments received by AfsI with respect to the Receivables in accordance with this Servicing Agreement, (vi) promptly notify AAAC if any representation or warranty by AFSI contained herein is or becomes untrue, incomplete or misleading, (vii) promptly notify AAAC of any violation of applicable law or the Collection Policy by a Service Provider or Violation of any material provision of any agreement between a Service Provider and AFSI relating to the services to be performed pursuant to this Servicing Agreement, and (viii) upon the discovery of the relocation out of state of a Financed Vehicle, promptly notify AAAC of the occurrence of any event which, to the knowledge of AFSI, would require that AAAC make or cause to be made any filing, report, notice, or application or seek any consent or authorization from any government agency, tribunal, or authority to create, maintain and protect a first-priority security interest of AAAC in, to and on the Financed Vehicles and a first-priority security interest of AAAC in, to , and on the Receivables (unless such actions are being taken by AFSI pursuant to Section 2.04 above).

             (d) AFSI will promptly advise AAAC of any inquiry received from an Obligor which contemplates the consent of AAAC. Inquiries contemplating the consent of AAAC shall include, but not be limited to, inquires about settlement of any unasserted claim or defense, the actions identified in Section 2.02 as requiring the consent of AAAC and all other matters AFSI should reasonably understand are not within AFSI's authority under this Servicing Agreement or the Collection Policy.

             (e) Within two (2) Business Days of receipt, AFSI shall provide AAAC with copies of all correspondence, written notices and legal and administrative documents (including without limitation, any written claim, a counterclaim or the initiation of any legal process, litigation or administrative or judicial investigation) which alleges that AFSI, a Service Provider of AAAC committed a wrongful act with regard to a Receivable, Obligor or any Collateral, violated any law relating to debt collection practices or which alleges or seeks damages or losses of $10,000 or more. Additionally, within two (2) Business Days of receipt, AFSI shall inform AAAC in writing of the following:

             (f) the receipt of a written notice from any agency or governmental body having authority over the conduct of its business that (i) it is being placed under regulatory supervision, (ii) any license, permit, charter, membership or registration needed to perform this Servicing Agreement or material to the conduct of its business is to be suspended or revoked, or (iii) it is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such cessation may materially affect the conduct of its business or adversely affect its financial affairs or adversely affect its ability to perform any of its obligations under this Servicing Agreement;

             (g) the receipt of any written claim or the receipt of a written notice of the initiation of any legal process, litigation or administrative of judicial investigation against it which may materially affect the operation, financial condition or business of AFSI or AFSI's ability to perform any of its obligations under this Servicing Agreement or which in any way involves AAAC's security interest in the Receivables or related Collateral or other rights therein or under this Servicing Agreement; or

             (h) AFSI will reasonably cooperate with AAAC in audits, reviews and special reports as may be required by the Court of any of AAAC's lenders. AAAC shall reimburse AFSI for all reasonable costs and expenses associated therewith. For purposes of reimbursement under this Section, the term special reports shall not include any reports noted on Annex C hereto or otherwise required by this Servicing Agreement and the term audits does not include the audits referenced in Section 4.05(i).

             (i) Attached hereto as Schedule 3 is a list of the servicing locations of AFSI and the Persons involved in, or responsible for, the administration and servicing of the Receivables, which list shall be promptly updated in writing by AFSI and provided to AAAC as changes are made. AFSI shall not change a location where it administers or services the Receivables unless it first gives AAAC sixty (60) days written notice and takes all action AAAC reasonably requests in order to protect AAAC's interest in the Receivables and Documents at the new location.

             (j) AFSI agrees to give written notice to AAAC within two (2) Business Days of the occurrence, of any Event of Default by AFSI.

             (k) AFSI shall provide AAAC quarterly financial statements for AFSI within sixty (60) days of the end of each fiscal quarter of AFSI and annual audited financial statements within one hundred twenty (120) days of the fiscal year-end. The financial statements shall be certified by an officer of AFSI as being true and correct in all material respect.

         Section 4.06. Assumption of Obligations of AFSI. Notwithstanding anything to the contrary in this Servicing Agreement, AFSI shall be liable to AAAC for all actions and inaction's of any Service Provider, and the delegation to a Service Provider of any obligations of AFSI under this Servicing Agreement shall not relieve AfsI of such obligations.

         Section 4.07. Interest in Receivables and Proceeds. AFSI acknowledges that AFSI has no interest in the Receivables and the proceeds therefrom deposited in the Collection Account. Except as otherwise provided in this Servicing Agreement, AFSI agrees to hold the Receivables and the proceeds therefrom in its possession as agent for AAAC.


                                   ARTICLE V

                        DEFAULT, REMEDIES AND LIABILITY

         Section 5.01. Events of Default by AFSI. Any of the following acts or occurrences shall constitute an Event of Default by AFSI under this Servicing
Agreement:

             (a) The intentional failure of AFSI to make any payment, transfer or deposit of funds required to be made under the terms of this Servicing Agreement on the date such payment, transfer or deposit is required to be made;

             (b) The failure of AFSI (other than an intentional failure) to make any payment, transfer, or deposit of monies required to be made under the terms of this Servicing Agreement on the date such payment, transfer, or deposit is required to be made, which failure continues unremedied for a period of two (2) Business Days after the date when originally due; provided, however, that such grace period shall no longer apply upon the failure of AFSI to make any payment, transfer or deposit funds required under the terms of this Servicing Agreement on the date such payment, transferor deposit is required to be made;

             (c) The failure of AFSI or a Service Provider to comply with any applicable law in performing the services to be performed hereunder.


             (d) The failure of AFSI to observe or perform in any material respect any other covenant or agreement required to be performed under this Servicing Agreement which failure continues unremedied for a period of five (5) Business Days after written notice of such failure shall have been given to AFSI, provided that, if such failure cannot be cured by diligent efforts of AFSI within such five (5) Business Day period, then such tie period shall be extended for the shorter of (i) the period reasonably required to cure such failure using the diligent efforts of the breaching party and (ii) thirty (30) days;

             (e) The entry with respect to AFSI of a decree or order for relief by a court or agency or supervisory authority having jurisdiction under any present or future federal or state bankruptcy, insolvency or similar law;

             (f) AFSI shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations,

             (g) An involuntary case shall be commenced against AFSI and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of AFSI in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law, or the board of directors of AFSI adopts any resolution or otherwise authorizes any action to approve any of the foregoing. A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other office having similar powers over AFSI or over all or a substantial part of the assets of AFSI shall be entered; or an interim receiver, trustee or other custodian of AFSI or of all or a substantial part of the assets of AFSI shall be appointed or a warrant of attachment, execution similar process against any substantial part of the assets of AFSI shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appoint mentor issuance or the board of directors of AFSI adopts any resolution or otherwise authorizes any action to approve any of the foregoing;

             (h) AFSI shall fail to make any payment when due with respect to any Indebtedness of AFSI (other than an obligation payable hereunder), or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness or require a redemption or other repurchase of such Indebtedness and such failure relates to the acceleration or redemption of an amount in excess of $500,000, and such acceleration shall continue for a period of five
(5) Business Days;

             (i) There shall have occurred any event which materially adversely affects the ability of AFSI to perform its obligations hereunder, or, if in the reasonable judgment of AAAC, there is a material adverse change in the financial condition or operations of AFSI;

             (j) Either John Polgar or James D. Haggard shall cease to be primarily responsible for the management of the business and affairs of, or otherwise cease to control the day-to-day operations of, AFSI;

             (k) Any representation, warranty or statement made by AFSI in this Servicing Agreement or in any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made; or

             (l) AFSI or a Service Provider, or an Affiliate of AFSI or a Service Provider, shall employ or otherwise contract with any former officer of director of AAAC (or a predecessor of AAAC), or any former officer or director of AAAc (or a predecessor of AAAC) shall acquire any equity interest in or the right to acquire any equity interest AFSI or a Service Provider.

         Section 5.02. Events of Default by AAAC. Any of the following acts or occurrences shall constitute an Event of Default by AAAC under this Servicing
Agreement:

             (a) Failure of AAAC to make any payment required to be made under the terms of this Servicing Agreement which failure continues unremedied for a period of fifteen (15) days after written notice of such failure shall have been given by AFSI to AAAC;

             (b) The failure of AAAC to observe or perform in any material respect any other covenant or agreement required to be performed under this Servicing Agreement which failure continues unremedied for a period of five (5) Business Days after written notice of such failure shall have been given to AAAC provided that, if such failure cannot be cured by diligent efforts of AAAc within such five (5) Business Day period, then such time period shall be extended by the shorter of (i) the period required to cure such failure using the diligent efforts of AAAc and (ii) thirty (30), days;

             (c) The entry with respect to AAAC of a decree or order for relief by a court or agency or supervisory authority having jurisdiction under any present or future federal or state bankruptcy, insolvency or similar law;

             (d) AAAC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization stature, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

             (e) An involuntary case shall be commenced against AAAC and the petition shall not be dismissed stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of AAAC in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors of AAAC adopts any resolution or otherwise authorizes any action to approve any of the foregoing. A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over AAAC or overall or a substantial part of the assets of AAAC shall be entered or an interim receiver, trustee or other custodian of AAAC or of all or a substantial part of the assets of AAAC shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the assets of AAAC shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appoint mentor issuance; or the board of directors of AAAC adopts any resolution or otherwise authorizes any action to approve any of the foregoing;

             (f) AAAC shall fail to make any payment when due with respect to any Indebtedness of AAAC (other than an obligation payable hereunder), or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the holder or holders of such Indebtedness accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness and such failure relates to the acceleration or redemption of an amount in excess of $10,000,000, and such acceleration shall continue for a period of five (5) Business Days, or

             (g) Any representation, warranty or statement made by AAAC in this Servicing Agreement or in any report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made.

         Section 5.03.  Remedies of AAAC. If an Event of Default as described in
Section 5.01 shall have occurred and be then continuing AAAC may exercise any right or remedy available to AAAC under this Servicing Agreement or under applicable law and, in addition, may immediately terminate this Servicing Agreement by giving written notice of such termination to AFSI. Such termination shall be without prejudice to any claims of AAAC resulting from an Event of Default by AFSI.

         Section 5.05.  Remedies of AFSI. If an Event of Default as described in
Section 5.02 shall have occurred and be then continuing, AFSI may exercise any right or remedy available to it under this Servicing Agreement or under applicable law, including termination of this Servicing Agreement by giving sixty (60) days prior written notice of such termination to AAAC. Such termination shall be without prejudice to any claims of AFSI resulting from an Event of Default by AAAC. If an Event of Default occurs as described in Sections
5.02 ( c) through (e) above as to AAAC, AFSI may terminate this Servicing Agreement immediately upon written notice to AAAC.

             (a) AFSI shall be strictly accountable to AAAC for all payments actually received by AFSI (or any party with which it has contracted) on Receivables and shall be liable for any actual damages resulting from its breach of such obligation.

             (b) AFSI hereby indemnifies AAAC from any and all losses, damages, costs, good faith settlements, expenses, taxes, reasonable attorney' and paralegal' fees, and all other liabilities of any kind or nature whatsoever, resulting, directly or indirectly in whole or in part, from any claim, demand or suit by or on behalf of any third party against AAAC arising from an action, inaction or omission by AFSI or any Service Provider in performing any obligation of AfsI hereunder or with respect to any Receivable, Sales Contract or the Collateral, including, without limitation, any claim, demand or suit by or on behalf of any Service Provider for any fee or expense which is not a Collection Fee.

             (c) The following procedures shall apply with respect to any indemnity obligation pursuant to this Servicing Agreement:

             (1) AAAC shall give AFSI a notice (a"Claim Notice") describing in reasonable detail the facts known to AAAC giving rise to any claim for indemnification and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim and a reference to the provision of this Servicing Agreement or any other agreement, document of instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against AAAC as to which indemnification will be sought shall be given promptly after the action or suit is commenced, provided further that failure to give such notice shall not relieve the AFSI of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

             (2) In calculating any amount claimed pursuant to a Claim Notice, there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer), and (ii) the amount of any tax benefit to AAAC (or any of its Affiliates) with respect to such amount (after giving effect to the tax effect of receipt of the indemnification payments).

             (3) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which AAAC shall be entitled shall be determined;
(i) by written agreement between AAAC and AFSI, (ii) by the Dispute Resolution Procedures; or (iii) by any other means to which AAAC and AFSI shall agree.

             (4) AAAC shall have the right to conduct and control, through counsel of choosing, the defense, compromise or settlement of any third Person claim, action or suit against AAAC as to which indemnification will be sought by AAAC from AFSI hereunder, and in any such case AFSI shall cooperate in connection therewith and shall furnish, at its own expense, such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by AAAC in connection therewith; provided that AFSI may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which AAAC has so elected to conduct and control the defense thereof provided such counsel does not, in the judgment of AAAC's counsel, unreasonably interfere with AAAC's defense, compromise or settlement of such claim, action or suit; and provided, further, that AAAC shall not, without the written consent of AFSI (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from AAAC, AFSI shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim action or suit shall be adversely determined, AFSI has an obligation to provide indemnification hereunder to AAAC. Notwithstanding the foregoing, AAAC shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event AAAC shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

         Section 5.06. Force Majeure. Not withstanding anything herein to the contrary, no party to this Servicing Agreement shall be considered in default hereunder of have any liability to any party for any failure to perform if such failure arises out of the following causes beyond the control of such party; acts of God, or a public enemy, fire, flood or war.

                                   ARTICLE VI

                                  TERMINATION

         Section 6.01. Term of Agreement. The term of this Servicing Agreement shall begin on the Effective Date and shall continue until terminated as provided herein (the "Termination Date").

         Section 6.02.  Termination Without Cause.

             (a) In addition to the termination rights set forth in Section 5.03, AAAC may terminate this Servicing Agreement at any time upon thirty (30) days written notice to AFSI. Upon such termination, AFSI shall be entitled to receive (i) the earned and unpaid Servicing Fee earned as of the date of such termination.

             (b) AFSI may, so long as there exists no Event of Default by AFSI, terminate this Servicing Agreement at any time (1) upon at least ninety (90) days prior written notice to AAAC, and (2) payment of $25,000 to AAAC as a transition fee (but not as a penalty). Upon such termination, AFSI shall not be entitled to any unpaid Servicing Fees.

             (c) Upon an Event of Default by AAAC pursuant to the Servicing Agreement, AFSI may terminate this Servicing Agreement as provided in Section 5.04, and upon such termination AFSI shall be entitled to receive the accrued and unpaid Servicing Fee earned as of the date of such termination.

         Section 6.03. Effect of Termination of Agreement. Upon termination of this Servicing Agreement, AFSI shall promptly (a) return all Documents and any related files, electronic data, other magnetic media and correspondence in its possession as are related to the management of the Receivables and the services provided hereunder and (b) terminate any and all agreements with Service Providers relating to the services provided hereunder without liability to AAAC.

         Section 6.04. Survival of Provisions. Notwithstanding anything herein to the contrary, the provisions of Sections 4.05(e), 4.05(f), 4.06, 4.07 and
5.05 shall survive the termination of this Agreement.


                                  ARTICLE VII

                            MISCELLANIOUS PROVISIONS

         Section 7.01. Amendment. This Servicing Agreement may be amended or modified by an agreement signed by an authorized representative of each of the parties hereto

         Section 7.02. Waiver. The provisions of this Servicing Agreement may only be waived by written consent of the party making the waiver. The failure of either party at any time to require performance by the other of any provision of this Servicing Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Servicing Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

         Section 7.03. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, in any case addressed as follows:

         To AFSI:

         AutoFund Servicing, Inc.
         3201 Cherry Ridge Drive
         Suite C-314
         San Antonio, Texas 78230
         Attn:  James D. Haggard
         Fax:  (210) 979-9296

         To AAAC:

         All American Acceptance Corporation
         101 Sunnytown Road, Suite 310
         Casselberry, Florida 32707
         Attn:  Brad Whittle
         Fax:  (407) 339-7086

         With a copy to:

         All American Acceptance Corporation
         Post Office Box 1469
         Coeur d'Alene, Idaho 83813-1469
         Attn:  Ken Gimbel
         Fax:  (208) 665-5844


         Such notice, request, consent or other communication shall be deemed given when so delivered, or if mailed tow days after deposit with the U.S. Postal Service.

         Section 7.04. Severability of Provisions. If one or more of the provisions of this Servicing Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Servicing Agreement and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provision of this Servicing Agreement prohibited or unenforceable.

         Section 7.05. Rights Cumulative. All rights and remedies under this Servicing Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Servicing Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.. Section 7.06. AAAC Offset. The obligations of AAAC under to this Servicing Agreement, including without limitation the obligation to pay the Servicing Fee, the Collection shall be subject to any defense, counterclaim or right of offset which AAAC may have against AFSI pursuant to this Servicing Agreement or otherwise.

         Section 7.07. Powers of Attorney. AFSI is made AAAC's attorney-in-fact for the limited purpose of signing documents necessary to maintain perfection of the liens and security interests in the Financed Vehicles, release a lien upon full payment or settlement of a Receivable, to transfer title to the buyer of a Financed Vehicle at a sale foreclosing such security interest following repossession, file insurance claims and endorse checks for deposit to the Collection Account. With respect to other matters, AAAC may, from time to time, provide to the employees of AFSI limited, revocable powers of attorney or other such written authorizations as may be appropriate to enable AFSI to perform its obligations under this Servicing Agreement.

         Section 7.08. Captions. The article, paragraph and other headings contained in this Servicing Agreement are for reference -------- purposes only, and shall not limit or otherwise affect the meaning hereof.

         Section 7.09. Assignment and Bind Effect. Except as provided in this Servicing Agreement, no party to this Servicing Agreement may assign any of its rights or obligations pursuant to this Servicing Agreement without the written consent of the other parties hereto, which consent shall not be unreasonable withheld.

         Section 7.10. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on that date, but may be made on the next succeeding Business Day.

         Section 7.11. Counterparts. This Serving Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 7.12. Governing Law. This Servicing Agreement shall be deemed entered into with and shall be governed by and interpreted in accordance with the laws, (except for the conflict of law principles) of the Stare of Texas and the laws of the United States of America.

         Section 7.13. Parties. This Servicing Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto, and their respective successors, legal representatives and permitted assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Servicing Agreement or any provision contained herein.

         Section 7.14. Attorney' Fees. In the event of any action at law or suit in equity or a claim in bankruptcy or other proceeding to enforce this Servicing Agreement, the prevailing party shall be entitled to receive, in addition to any other sums which it is awarded, all costs and expenses of such action or suit, including reasonable attorneys fees paid.

         Section 7.15. Entire Agreement. This Servicing Agreement, the documents incorporated by reference herein (including all documents referenced herein or attached hereto) express the entire agreement of the parties hereto, and supersede all prior promises, representations, understandings, arrangements and agreements between the parties with respect to the subject matter contained herein. The parties hereto further acknowledge and agree that neither of them has made any representations to induce the execution and delivery of this Servicing Agreement except those expressly set forth herein.

         Section 7.16. Drafting: Etc.. All parties hereto have had an opportunity to participate in the drafting of this Servicing Agreement, Consequently, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

         Section 7.17. Construction. Titles and headings are provided herein for convenience only and are not to sere as a basis for interpretation on the construction of the Servicing Agreement.

         Section 7.18. No Reliance. Each party represents that it has independently reviewed and negotiated its participation under this Servicing Agreement and has conducted such investigation as said party has deemed appropriate. No party has relied on any investigation, documentation or representation, written or oral, by any other party hereto or anyone purporting to act on such other party's behalf.

         Section 7.19. Confidentiality. AFSI agrees that any documents and information of AAAC that are furnished, made available or otherwise disclosed to AFSI pursuant to this Servicing Agreement shall remain the property of AAAC. Unless any such documents or information were previously known to AFSI free of any obligation to keep it confidential or becomes generally available to the public through acts not attributable to AFSI or any agent or contractor of AFSI 9includign any Service Provider), it shall be subject to the provisions set forth in this section, and (1) shall be held in confidence by AFSI, its employees, contractors and agents; (2) shall be disclosed to only those of AFSI's employees, contractors or agents who have a legitimate need to know; and
(3) may be released or disclosed to others only upon such terms and conditions as may be previously agreed to by AAAC in writing.

         Section 7.20. Further Assurances. Notwithstanding anything herein to the contrary, each party hereby agrees that, at any time, and from time to time, at the reasonable written request of the other party hereto and without further consideration, the party will execute and deliver to the other party such other and further written agreements and instruments and take and refrain from taking such other action as the party requesting may reasonably request to secure for the requesting party the rights and benefits intended to b provided to it by this Servicing Agreement.

         Section 7.21. Time. Time is of the essence with respect to this Agreement and the respective time periods set forth herein.

         Section 7.22. Dispute Resolution. Any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, among the parties to this Servicing Agreement or their respective successors and assigns, arising out of or relating to the terms and conditions of this Servicing Agreement, including the implementation, applicability and interpretation thereof, shall be resolved in accordance with the dispute resolution procedures set forth on Annex E attached to this Servicing Agreement.

         IN WITNESS WHEREOF, the parties have caused this Servicing Agreement to be duly executed by their respective authorized representatives as of the Effective Date.


                        AUTOFUND SERVICING, INC.
                        A Texas corporation

                        By: ____________________________

                        Name: __________________________

                        Title: _________________________


                        ALL AMERICAN ACCEPTANCE CORPORATION
                        A Florida corporation

                        By: ____________________________

                        Name: __________________________

                        Title: _________________________